Filed Pursuant to Rule 424(b)(5)

Registration No. 333-293459

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated February 20, 2026)

Shares of Common stock

We are offering          shares of our common stock, par value $0.00001 per share, in this offering.

Our common stock is listed on The Nasdaq Capital Market under the symbol “NVCT”. On June 26, 2026 the last reported sale price of our common stock on The Nasdaq Capital Market was $27.19 per share.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and a “smaller reporting company” as defined under Rule 405 of the Securities Act and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company and Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

		Per share		Total
Public offering price	$		$
Underwriting discounts and commissions	$		$
Proceeds to Nuvectis, before expenses	$		$

We have granted the underwriters an option for a period of 30 days to purchase an additional             shares of our common stock, at the public offering price, less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $              , and the total proceeds to us, before expenses will be $           .

Delivery of the shares of common stock is expected to be made on or about              , 2026.

Sole Bookrunner

Cantor

Prospectus Supplement dated          , 2026

We have not authorized any other person to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, or that information contained in any document incorporated or deemed to be incorporated by reference is accurate as of any date other than the date of that document. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated February 20, 2026, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Nuvectis,” the “Company” and similar designations refer to Nuvectis Pharma, Inc. This prospectus supplement contains trademarks and trade names of Nuvectis Pharma, Inc., including our name and logo. Other service marks, trademarks and trade names referred to in this document are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Overview

We are a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology.

NXP100 (Factor B Inhibitor)

NXP100/HSK39297 is an oral, once daily, potent and selective small-molecule Factor B inhibitor in advanced stages of development. Factor B is a key component of the complement system, a clinically validated target in several chronic diseases including paroxysmal nocturnal hematoglobinuria (“PNH”), IgA Nephropathy (“IgAN”), and C3 glomerulonephritis, and potentially important in other diseases such as lupus nephrite, myasthenia graves and dry age-related macular degeneration. NXP100’s PK/PD profile enables a once-daily administration compared to Iptacopan, the only FDA-approved factor B inhibitor which is administered twice-daily, an important characteristic for diseases requiring life-long therapy.

Two marketing applications for PNH, and a Phase 3 study for IgAN are ongoing in China. In cross-trial comparisons, NXP100 demonstrated similar activity than Iptacopan, with a similar safety profile. A phase 2 study in LN is ongoing in China.

NXP200 (BRAF Inhibitor)

NXP200/HSK42360 is an inhibitor of the BRAF serine/threonine kinase (“BRAFi”) that has the potential to be a best-in-class, brain-penetrant paradox breaker, by overcoming broad-spectrum BRAF-related drug resistance and to become a treatment option for multiple solid tumor types. The paradox breaking properties of NXP200 have the potential to address key unmet needs associated with BRAF inhibition, including emerging resistance to first generation BRAFi while reducing toxicities associated with their usage. To date, NXP200 demonstrated excellent efficacy in treating low and high grade glioma in adult patients, and generated single agent durable responses in heavily pretreated patients with non-small cell lung cancer, colorectal, papillary thyroid and others. A phase 1b is ongoing in China.

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NXP900 (SRC/YES1 Kinase Inhibitor)

We have licensed exclusive world-wide development and commercial rights to NXP900, a SRC Family Kinase (“SFK”) inhibitor that potently inhibits the c-Src (“SRC”) and YES1 kinases. NXP900 was discovered at the University of Edinburgh, Scotland.

SRC is aberrantly activated in many cancer types, including solid tumor cancers such as breast, colon, prostate, pancreatic and ovarian cancers, while remaining predominantly inactive in non-cancerous cells. Increased SRC activity is generally associated with late-stage cancers with metastatic potential and resistance to therapies and correlates with poor clinical prognosis. To date, no kinase inhibitor has been approved for the treatment of SRC-active solid tumor malignancies.

YES1 is a nonreceptor tyrosine kinase that belongs to the SRC family of kinases and controls multiple cancer signaling pathways. YES1 is gene-amplified and overexpressed in many tumor types, where it promotes cell proliferation, survival, and invasiveness. In addition, YES1 directly phosphorylates and activates the yes-associated protein 1 (“YAP1”), the main effector of the Hippo pathway, which has been identified as a promoter of drug resistance, cancer progression, and metastasis in several cancer types, including squamous cell, mesothelioma and papillary kidney cancers.

In vivo, treatment with NXP900 inhibited primary and metastatic tumor growth in xenograft models of breast, esophageal, lung, head and neck cancers and medulloblastoma, and demonstrated on-target pharmacodynamic effects. Moreover, publications in the scientific literature outlined opportunities to potentially reverse resistance to osimertinib (active ingredient of Tagrisso®) in non-small cell lung cancer (“NSCLC”) and enzalutamide (active ingredient of Xtandi®) in metastatic, castration resistant prostate cancer, in combination with these agents, validating the potential importance of NXP900’s key targets, YES1 and SRC kinases, in these disease settings. Studies published by Nuvectis and academic collaborators confirmed the ability of NXP900 to synergize with and restore sensitivity to epidermal growth factor receptor (“EGFR”) and anaplastic lymphoma kinase (“ALK”) inhibitors in NSCLC models with acquired resistance to these inhibitors. In May 2023, the U.S. Food and Drug Administration (the “FDA”) cleared our IND for NXP900, which includes the Phase 1 clinical trial protocol.

The Phase 1 study was initiated in September 2023 and is comprised of two parts: dose-escalation (Phase 1a), followed by an expansion phase (Phase 1b). The results of the Phase 1a study support once-daily oral dosing of NXP900. In August 2025, we announced the initiation of the Phase 1b expansion portion of the study. The ongoing Phase 1b study is evaluating the safety, tolerability and preliminary efficacy of NXP900 both as a single agent targeting specific tumor types and in combination with market-leading EGFR and anaplastic lymphoma kinase ALK inhibitors.

Recent Developments

Haisco License Agreement

On June 22, 2026, we entered into a license agreement (the “License Agreement”) with Haisco Pharmaceutical Group Co., Ltd. (“Haisco”). Pursuant to the License Agreement, Haisco will grant us an exclusive, royalty-bearing license for the development, manufacturing, and commercialization rights of HSK39297 (“NXP100”), a Complement Factor B inhibitor in late-stage development for the treatment of complement-mediated diseases, and HSK42360 (“NXP200”), a BRAF inhibitor for the treatment of BRAF-mutated malignancies.

Under the terms of the License Agreement, we will be responsible for the development, manufacturing, and commercialization of NXP100 and NXP200 in the Territory, which includes all countries except for The People’s Republic of China, Hong Kong, Macau, Taiwan, India, Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam with respect to NXP100, and all countries except for The People’s Republic of China, Hong Kong, Macau and Taiwan with respect to NXP200 (the “Territory”). Haisco will be entitled to a percentage of sublicensing revenue generated in the Territory and will continue to be responsible for current ongoing development activities in China. Under the terms of and as consideration for entering into the License Agreement, we will pay to Haisco an upfront payment of $20 million, and certain initial development milestone payments of up to $20 million may become payable upon achievement of specified early clinical development events. Haisco will also be eligible to receive up to an additional $1.4 billion as contingent payments based on future development, regulatory and commercial milestones being met, as well as tiered royalties in the high-single digits to mid-teens based upon net sales of NXP100 and NXP200 in the Territory, subject to reduction under certain circumstances as provided in the License Agreement. We are required to pay Haisco a low double digit percentage of the fair market value of the licensed rights if we undergo a change of control within eighteen months of the execution of the License Agreement.

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We may not exploit any compound or product, other than a licensed product, whose primary mechanism of action is to bind to or functionally inhibit the BRAF kinase or the Factor B, with a customary acquirer exception.

The License Agreement will become effective subject to certain financing conditions, which we are required to meet to ensure sufficient capital for the development of the licensed products. See “Risk Factors—Risk Related to This Offering—We recently entered into a license agreement with Haisco Pharmaceutical Group Co., Ltd. that obligates us to raise a certain amount of capital within six months or the license agreement may be terminated.”

The License Agreement will continue in full force and effect until, on a Licensed Product-by-Licensed Product (as defined in the License Agreement) basis, the expiration of the Company’s payment obligations thereunder with respect to such Licensed Product. The License Agreement contains customary provisions relating to confidentiality, representations and warranties, and indemnification.

Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will cease to be an emerging growth company on the date that is the earliest of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more, (b) December 31, 2027, the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years, or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Additionally, we are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of shares of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of shares of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Company Information

We were incorporated under the laws of the State of Delaware in July 2020. Our principal executive office is located in Fort Lee, New Jersey and our telephone number is (201) 614-3150.

Our website address is www.nuvectis.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus supplement.

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THE OFFERING

Common stock offered by us	shares

Common stock to be outstanding after the offering	shares (or shares if the underwriters exercise their option to purchase additional shares in full)

Option to purchase additional shares	We have granted the underwriters an option to purchase additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering to continue to advance the development programs of NXP100, NXP200, and NXP900 or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes.

See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should consider before investing in our common stock.

Nasdaq Capital Market symbol	NVCT

The number of shares of our common stock outstanding after this offering is based on 26,525,533 actual shares of our common stock outstanding as of March 31, 2026, and excludes, as of such date:

•	348,281 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $4.59 per share, of which 333,281 shares were vested as of such date;

•	159,870 shares of our common stock issuable upon the exercise of warrants, at a weighted-average exercise price of $5.15 per share;

•	14,295 shares of our common stock issued and sold subsequent to March 31, 2026 pursuant to our sales agreement with Leerink Partners LLC; and

•	753,311 shares of our common stock available for future issuance under our 2021 Global Equity Incentive Plan.

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Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed below, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference including the section “Risk Factors” beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2025 and beginning on page 23 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which is incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described below may not be the only ones relating to our company. Additional risks that we currently believe are immaterial or risks not currently known to us may also impair our business and operations. Our business, results of operation, financial condition, cash flow and prospects and the trading price of our common stock could be harmed as a result of any of these risks, and investors may lose all or part of their investment.

Risks related to our financial position and capital requirements

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We are a clinical stage biopharmaceutical company with a limited operating history. We were incorporated in Delaware in July 2020, and our operations to date have been limited to organizing and staffing our company, business planning, raising capital, identifying, investigating, licensing and evaluating potential product candidates, and establishing arrangements with third parties for the manufacture of initial quantities of our lead product candidate and component materials. Both of our product candidates are in early clinical development. We have not yet demonstrated our ability to successfully conduct or complete any clinical development program for our drug candidates, obtain marketing approvals, manufacture a commercial-scale product or arrange for a third party to do so on our behalf, or conduct sales, marketing and distribution activities necessary for successful product commercialization. Consequently, any predictions about our future success or viability may not be as accurate.

We may need to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities related to the full product life cycle. We may not be successful in such a transition.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We may never achieve or maintain profitability.

Investment in biopharmaceutical product development is a highly speculative undertaking and entails substantial upfront capital expenditures and significant risk that our current or potential future product candidates will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval and become commercially viable. We are still in the early stages of development of our product candidates and initiated our first clinical trial in December 2021. We have no products approved for commercial sale and have not generated any revenue from product sales to date. We continue to incur significant research and development and other expenses related to our ongoing operations. In addition, as a business with a limited operating history, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors, such as the COVID-19 pandemic.

We have incurred losses in each period since we commenced operations. Since inception through March 31, 2026, we had an accumulated deficit of $105.7 million. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase substantially if and as we continue our research and development efforts for our lead product candidate; conduct preclinical studies and clinical trials for our current and future product candidates; seek marketing approvals for any current or future product candidate that successfully completes clinical trials; experience any delays or encounter any issues with any of the above; establish a sales, marketing and distribution infrastructure and scale-up manufacturing capabilities to commercialize any current or future product candidates for which we may obtain regulatory approval; obtain, expand, maintain, enforce and protect our intellectual property portfolio; hire additional clinical, regulatory and scientific personnel; and operate as a public company.

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Our pipeline product candidate NXP900, is in clinical development. NXP900 and any future product candidates that we may develop will require additional preclinical and clinical studies, regulatory review and approval, substantial investment, access to sufficient clinical and commercial manufacturing capacity and significant marketing efforts before we can potentially generate any revenue from product sales. To date, we have not generated any revenue from our product candidate. Our ability to generate revenue will depend on a number of factors, including, but not limited to:

•	our ability to timely and successfully complete our preclinical studies and clinical trials, which may be significantly slower or more costly than anticipated and will depend upon several factors including the performance of third-party contractors, our ability to enroll patients into the clinical trials and the safety, tolerability and efficacy results generated in clinical trials;

•	successful submissions of IND applications to the FDA and any additional comparable applications;

•	completion of nonclinical studies necessary for the IND or comparable submission, as appropriate;

•	whether we are required by the FDA or similar foreign regulatory authorities to conduct additional clinical trials or other studies to support the approval and commercialization of our current or future product candidates;

•	the FDA’s and similar foreign regulatory authorities’ acceptance of the safety, potency, purity, efficacy and risk-to-benefit profile of our current or future product candidates;

•	the prevalence, duration and severity of side effects or other safety issues experienced with our current or future product candidates, if any;

•	the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

•	the actual and perceived availability, cost, risk profile and safety and efficacy of our current or future product candidates, if approved, relative to existing and future alternative cancer therapies and competitive product candidates and technologies;

•	our ability and the ability of third parties with whom we contract to manufacture adequate clinical and commercial supplies of our current or future product candidates, to remain in good standing with regulatory authorities and to develop, validate and maintain commercially viable manufacturing processes and analytics that are compliant with cGMP;

•	our ability to successfully develop a commercial strategy and to commercialize any current or future product candidate in the United States and internationally, if approved for marketing, reimbursement, sale and distribution in such countries and territories, whether alone or in collaboration with others;

•	patient demand for our current or future product candidates, if approved; and

•	our ability to establish and enforce intellectual property rights in and to our current or future product candidates.

Many of the factors listed above are beyond our control and could cause us to experience significant delays or prevent us from obtaining regulatory approvals or commercializing our current and future product candidates. Even if we can commercialize any current or future product candidates, we may not achieve profitability soon after generating product sales, if ever.

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We will require additional financing to achieve our goals, and a failure to obtain this capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

Since our inception, most of our resources have been dedicated to the discovery, acquisition and preclinical and clinical development of our product candidates. We have expended and believe that we will continue to expend substantial resources for the development of our clinical drug candidates and may expend additional resources on other product candidates and drug discovery and acquisition efforts. These expenditures will include costs associated with general administration, facilities, research and development, acquiring new technologies, manufacturing product candidates, conducting preclinical experiments and clinical trials, applying for regulatory approvals, commercializing any products that might receive approval for sale, and costs associated with operating as a public company.

We have no significant current source of income to sustain our present activities, and we do not expect to generate income until, and unless, we obtain approval from the FDA or other regulatory authorities, and we successfully commercialize one or more of our compounds. As the outcome of our ongoing and future clinical trials is highly uncertain, our estimates of clinical trial costs necessary to successfully complete the development and commercialization of our product candidates may differ significantly from our actual costs. In addition, other unanticipated costs may arise.

As a result of these and other factors currently unknown to us, we may need to seek additional funds sooner than planned, through public or private equity, debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•	the number and characteristics of the product candidates we pursue;

•	the scope, progress, results and costs of researching and developing our product candidates, and conducting preclinical and clinical trials;

•	the ability of our product candidates to progress through clinical development successfully;

•	the timing of, and the costs involved in, seeking regulatory approvals for our product candidates;

•	the cost of commercialization activities if any of our product candidates are approved for sale, including marketing, sales and distribution costs;

•	the cost associated with securing and establishing commercialization and manufacturing capabilities for our product candidates and any products for which we might receive regulatory approval;

•	our ability to establish and maintain strategic partnerships, licensing or other arrangements and the economic and other terms of such agreements;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation;

•	the timing, receipt and amount of sales of, or royalties on, our future products, if any;

•	our need and ability to hire additional management and scientific, medical, and sales and marketing personnel;

•	the effect of competing technological and market developments; and

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems.

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Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available to us on a timely basis, we may be required to:

•	delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for one or more of our product candidates;

•	delay, limit, reduce or terminate manufacturing of our product candidates; or

•	delay, limit, reduce or terminate our establishment of sales and marketing capabilities or other activities that may be necessary to commercialize our product candidates and ensure their acceptance by third-party payors and the market.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

If you purchase common stock in this offering, you will incur immediate and substantial dilution of $    per share, representing the difference between the public offering price of $ per share, and our as adjusted net tangible book value per share after giving effect to this offering at the public offering price. Moreover, as of March 31, 2026, there were 348,281 shares subject to outstanding options at a weighted-average exercise price of $4.59 per share. Additionally, as of March 31, 2026, there were 159,870 shares subject to outstanding warrants at a weighted average exercise price of $5.15. To the extent that these outstanding options are ultimately exercised or the underwriters exercise their option to purchase additional shares, you may incur further dilution. For a further description of the dilution you may experience immediately after this offering, see “Dilution.”

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our current or future technologies or product candidates.

We may seek additional capital through a combination of public and private equity offerings, ATM facility, debt financings, strategic partnerships and alliances and licensing arrangements. Any equity or equity-related financing may dilute our stockholders may subject us to restrictive covenants and interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our current product candidates or any future product candidates that we may develop.

Additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our operations. If we are unable to raise additional capital as needed or on acceptable terms, we may be required to delay or discontinue any research, development or commercialization programs and may be unable to expand our operations or otherwise capitalize on our business opportunities. Further, we may be required to seek collaborators for potential product candidates earlier, or on less favorable terms, than might otherwise be desired, or to relinquish or license our rights to potential product candidates in markets where we otherwise would seek to pursue development or commercialization. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by an economic downturn, a volatile business environment or an unpredictable and unstable market. If equity and credit markets deteriorate, it may make any necessary equity, debt, or other financing more difficult to secure, more costly, more dilutive, and less favorable to existing shareholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our business and clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. There is a possibility that our stock price may decline, due in part to the volatility of the stock market and the general economic downturn.

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We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

The market price of our common stock may be highly volatile and our stockholders could incur substantial losses.

The market price of our common stock may be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Since our initial public offering which occurred in February 2022, the price of our common stock has ranged from $3.08 per share to $20.92 per share. The stock market in general and the market for biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including:

•	results from or delays of clinical trials of our product or product candidates, as well as results of regulatory reviews relating to the approval of our product candidates;

•	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	our dependence on third parties, including clinical research organizations and contract manufacturing organizations, trial sites, clinical trial sponsors and clinical investigators;

•	our ability to commercialize our approved product candidates;

•	the results of our efforts to discover, develop, acquire or in-license additional product candidates or products;

•	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;

•	regulatory or legal developments in the United States and other countries;

•	our ability to maintain the license agreements for our product or product candidates;

•	developments or disputes concerning patent applications, issued patents or other proprietary rights;

•	the recruitment or departure of key scientific or management personnel;

•	the level of expenses related to any of our product or product candidates or clinical development programs;

•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	sales of common stock by us or our stockholders in the future, as well as the overall trading volume of our common stock;

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•	changes in the structure of healthcare payment systems and product pricing restrictions;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	release or expiration of the underwriters’ post-offering lock-up or other transfer restrictions on our outstanding common stock;

•	general economic, industry and market conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies; and

•	the other factors described in this “Risk Factors” section.

We recently entered into a license agreement with Haisco Pharmaceutical Group Co., Ltd. that obligates us to raise a certain amount of capital within six months or the license agreement may be terminated.

We entered into a license agreement (the “License Agreement”) with Haisco Pharmaceutical Group Co., Ltd. (“Haisco”). Pursuant to the License Agreement, Haisco will grant to us an exclusive, royalty-bearing license for the development, manufacturing, and commercialization rights of NXP100 and NXP200 in the Territory. Under the terms of and as consideration for entering into the License Agreement, we will pay Haisco an upfront payment of $20 million, and certain initial development milestone payments of up to $20 million may become payable upon achievement of specified early clinical development events. Haisco will also be eligible to receive up to an additional $1.4 billion as contingent payments based on future development, regulatory and commercial milestones being met, as well as tiered royalties in the high-single digits to mid-teens based upon net sales of, subject to reduction under certain circumstances as provided in the License Agreement.

The License Agreement will become effective subject to certain financing conditions, which we are required to meet to ensure sufficient capital for the development of the licensed products. The License Agreement contains a termination provision that allows Haisco to terminate the License Agreement in the event that we have not closed one or more financing transactions totaling $50 million in a period of six months following the execution of the License Agreement, thereby removing or limiting our ability to develop, manufacture and commercialize NXP100 and NXP200, which could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

Risks related to our Common Stock

We do not know whether an active, liquid and orderly trading market will develop for our common stock or what the market price of our common stock will be and, as a result, it may be difficult for you to sell your shares of our common stock.

Prior to the pricing of our initial public offering on February 4, 2022, there was no public trading market for shares of our common stock and after our IPO the trading price of our common stock has been volatile. Although our common stock is listed on the Nasdaq Capital Market, an active trading market for our shares is still developing and may not be sustained in the future. The lack of an active market for our common stock creates volatility in the price of the stock and may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable and may reduce the fair market value of their shares. Further, an inactive market may impair our ability to raise capital by selling shares of our common stock and to enter into strategic partnerships or acquire companies or products using our shares of common stock as consideration.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant influence over matters subject to stockholder approval.

As of March 31, 2026, our executive officers, directors, and 5% stockholders beneficially owned approximately 40% of our voting stock and anticipate that the same group will hold a significant portion of our outstanding voting stock for the foreseeable future. These stockholders will have the ability to influence us through their ownership position. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock.

Provisions in our certificate of incorporation and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which they might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. Among other things, these provisions:

•	establish a classified board of directors such that not all members of the board are elected at one time;

•	allow the authorized number of our directors to be changed only by resolution of our board of directors;

•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings;

S-11

•	limit who may call special stockholder meetings and the matters transacted at such meetings; and

•	authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which in general, prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of a majority of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person. Any provision in our corporate charter or our bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

S-12

We incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance activities and initiatives.

As a public company, we incur significant legal, accounting, and other expenses that we did not incur as a private company. We are now subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC, annual, quarterly, and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act of 2002 (“SOX”), as well as rules subsequently adopted by the SEC and the Nasdaq Capital Market to implement provisions of SOX, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.

Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our Board committees or as executive officers.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We do not intend to pay dividends on our common stock in the foreseeable future, so any returns will be limited to the value of our stock, which may be volatile.

We plan to retain future earnings for the development, operation, and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will be limited to the appreciation of their stock, which may never occur. Further, the trading price of our common stock is likely to be highly volatile and may be subject to wide fluctuations in response to various factors, some of which are beyond our control. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

If equity research analysts do not publish research or reports about our business or if they publish negative evaluations of or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us or our business. We do not control these analysts. We may never obtain research coverage by industry or financial analysts. If no or few analysts publish research reports on the Company or if analysts publish negative research reports about the Company, our stock price may significantly decline.

S-13

Special cautionary notice regarding forward-looking statements

Certain matters discussed in this prospectus supplement and the accompanying prospectus, including matters discussed under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, each as incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the  Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “expect,” “anticipate,” “intend,” “believe,” “may,” “plan,” “will,” “could,” “estimate,” “seek” or similar language. All forward-looking statements included in this document are based on information available to us on the date hereof and we assume no obligation to update any such forward-looking statements. For such forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Our business and financial performance are subject to substantial risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. In evaluating our business, you should carefully consider the information set forth under the heading “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. As used below, the words “we,” “us” and “our” may refer to Nuvectis Pharma, Inc.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	expectations for increases or decreases in expenses;

●	the success and timing of our clinical trials and preclinical studies, including safety and efficacy, for our product candidate NXP900 and any future product candidates that we may have, including patient accrual and retention, safety and/or tolerability issues, efficacy data and the usability of data generated from our trials for regulatory submissions;

●	our ability to complete the financing conditions under the License Agreement and to successfully develop NXP100 and NXP200;

●	our ability to obtain regulatory approvals for our product candidates;

●	expectations for incurring expenditures related to our research and development and manufacturing of our product candidates;

●	the sufficiency of our existing cash and cash equivalents and investments to finance our operating requirements, including expectations regarding the value and liquidity of our investments;

●	expectations for generating revenue or becoming profitable on a sustained basis;

●	the impact of health epidemics on our business and the actions we may take in response thereto;

●	developments and projections relating to our competitors, regulatory environment and industry;

●	our expectations about how market trends will affect our business;

●	our and our licensors’ ability to obtain, establish, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies and to avoid claims of infringement, misappropriation or other violation of third-party intellectual property and proprietary rights;

●	our ability to attract and retain key personnel and to manage our future growth effectively;

●	expectations for future capital requirements;

●	the volatility of the trading price of our common stock; and

●	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act.

S-14

Use of proceeds

We estimate that the net proceeds from our issuance and sale of shares of     our common stock in this offering will be approximately $     million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase an additional  shares of our common stock in full, we estimate that the net proceeds from this offering will be approximately $  million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to continue to advance the development program of NXP100, NXP200, and NXP900, or any future product candidate, hiring of additional personnel, capital expenditures, costs of operating as a public company and other general corporate purposes.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

While we do not expect that the net proceeds from this offering and our existing cash, cash equivalents and short-term investments will be sufficient to enable us to fund the completion of development of any product candidates we may develop, we do believe that our existing cash, cash equivalents, and short-term investments, after this offering, will be sufficient to cover our cash flow requirements for at least the next two years. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

Pending our use of the net proceeds from this offering as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

S-15

Dividend policy

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the sole discretion of our board of directors.

S-16

Capitalization

The following table sets forth our capitalization as of March 31, 2026:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of the shares of common stock offered by us in this offering (assuming no exercise of the underwriters’ option to purchase additional shares) after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

	March 31, 2026
(in thousands, except share data)	Actual	As adjusted
Cash, cash equivalents and short-term investments	$25,130
Stockholders’ equity:
Common stock, $0.00001 par value per share, 60,000,000 shares authorized; 26,525,533 shares actual and shares as adjusted, issued and outstanding	*
Additional paid-in capital	119,957
Accumulated other comprehensive income	-
Accumulated deficit	(105,737)
Total stockholders’ equity	14,220
Total capitalization	$14,220

* Represents an amount lower than $1 USD.

The table above excludes the following shares as of March 31, 2026:

•	348,281 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $4.59 per share, of which 333,281 shares were vested as of such date; and

•	159,870 shares of our common stock issuable upon the exercise of warrants, at a weighted-average exercise price of $5.15 per share;

•	14,295 shares of our common stock issued and sold subsequent to March 31, 2026 pursuant to our sales agreement with Leerink Partners LLC; and

•	753,311 shares of our common stock available for future issuance under our 2021 Global Equity Incentive Plan.

S-17

Dilution

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after the offering.

Our historical net tangible book value as of March 31, 2026 was $14.2 million, or $0.54 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

After giving effect to the sale of  shares of common stock by us, at a public offering price of $     per share, less the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2026 would have been $   million, or $ per share. This represents an immediate increase in net tangible book value per share of $              to existing stockholders and immediate dilution of $             in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis.

Public Offering Price Per Share		$
Historical Net Tangible Book Value Per Share as of March 31, 2026	$0.54
Increase in Net Tangible Book Value Per Share Attributable to New Investors
As Adjusted Net Tangible Book Value Per Share After the Offering
Dilution Per Share to New Investors		$

If the underwriters exercise their option to purchase additional            shares in this offering in full, the as adjusted net tangible book value after the offering would be $             per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $     and the dilution per share to new investors would be $             per share, in each case after deducting underwriting discounts and estimated offering expenses payable by us. If any shares are issued upon exercise of outstanding options at exercise prices below the public offering price in this offering, you will experience further dilution.

The table above excludes the following shares as of March 31, 2026:

•	348,281 shares of our common stock issuable upon the exercise of stock options, at a weighted-average exercise price of $4.59 per share, of which 333,281 shares were vested as of such date;

•	159,870 shares of our common stock issuable upon the exercise of warrants, at a weighted-average exercise price of $5.15 per share;

•	14,295 shares of our common stock issued and sold subsequent to March 31, 2026 pursuant to our sales agreement with Leerink Partners LLC; and

•	753,311 shares of our common stock available for future issuance under our 2021 Global Equity Incentive Plan.

S-18

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated June  , 2026 between us and Cantor Fitzgerald & Co., 110 East 59th Street, New York, New York 10022, as the representative of the underwriters named below, we have agreed to issue and sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the numbers of shares of our common stock listed opposite its name below, on the closing date.

Underwriter	Number of Shares
Cantor Fitzgerald & Co.

The underwriting agreement provides that the obligation of the underwriters is subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of   shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, the underwriters will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter’s initial purchase commitment as indicated in the table above.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $            per share. If all of the shares of common stock are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses and fees, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

	Per Share	Total without Option	Total with Option
Public offering price	$
Underwriting discounts and commissions payable by us	$
Proceeds, before expenses and fees, to us	$

We have agreed to pay the underwriters up to $150,000 for fees and expenses of outside legal counsel of the underwriters. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[ ] and are payable by us.

We have agreed to pay the underwriters a commission equal to 6.0% of the aggregate gross proceeds from the sale of the shares of common stock in this offering.

Listing on The Nasdaq Capital Market

Our common stock is quoted on The Nasdaq Capital Market under the symbol “NVCT.” On June 24, 2026, the closing price of our common stock as reported on The Nasdaq Capital Market was $24.48 per share.

S-19

No Sales of Similar Securities

We have agreed with the underwriters to be subject to a lock-up period of 45 days following the date of this prospectus supplement. This means that, during the applicable lock-up period, without the consent of the representative, we may not directly or indirectly (i) sell, offer to sell, contract to sell or lend any common stock or related securities (as such term is defined in the underwriting agreement); (ii) effect any short sale or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” of any common stock or related securities; (iii) pledge, hypothecate or grant any security interest in any common stock or related securities; (iv) in any other way transfer or dispose of any common stock or related securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any common stock or related securities; (vii) file any registration statement under the Securities Act under applicable securities laws in respect of any common stock or related securities (other than as contemplated herein); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that we may (A) effect the transactions contemplated hereby; (B) issue shares of common stock or options to purchase shares of common stock or restricted stock units or similar equity securities, or issue shares of common stock upon exercise of options, restricted stock units or similar equity securities, pursuant to any options, share bonus or other share plan or arrangement pursuant to an incentive plan in effect on the date of this prospectus supplement and described in or incorporated by reference in the registration statement of which this prospectus supplement forms a part; (C) file a registration statement on Form S-8 in respect of the issuance, vesting, exercise or settlement of equity awards to officers or directors granted or to be granted pursuant to an incentive plan in effect on the date of this prospectus supplement and described in or incorporated by reference in the registration statement of which this prospectus supplement forms a part; or (D) issue any shares of common stock upon the exercise of any option or warrant or upon the conversion of a convertible security outstanding on the date of this prospectus supplement and referred to in the registration statement of which this prospectus supplement forms a part.

In addition, each of our directors and executive officers has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the directors and executive officers may not, without the consent of the representative, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock owned either of record or beneficially (as defined in the Exchange Act) by the lock-up signatory on the date of this prospectus supplement or hereafter acquired (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, the lock-up signatories agree that, without the prior written consent of the representative, it will not, during the lock-up period of 45 days, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (A) transfers of the Lock-Up Securities as a gift or gifts; (B) transfers of the Lock-Up Securities to any trust for the benefit or indirect benefit of the lock-up signatory or the immediate family of the lock-up signatory; (C) if the lock-up signatory is, or otherwise holds any of the Lock-Up Securities through, a corporation, partnership, limited liability company, trust or other business entity (x) transfers without consideration to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up signatory or (2) distributions of the Lock-Up Securities to limited partners, limited liability company members or stockholders of the lock-up signatory; (D) transfers of the Lock-Up Securities by testate or intestate succession; (E) transfers of the Lock-Up Securities by operation of law; (F) the exercise of options granted under our Global Equity Incentive Plan provided that the shares of common stock delivered upon such exercise are subject to the restrictions set forth in the lock-up agreement; (G) transfers of shares of common stock to us (x) as forfeitures to satisfy tax withholding and remittance obligations of the lock-up signatory in connection with the vesting or exercise of equity awards granted pursuant to our Global Equity Incentive Plan, or (y) pursuant to a net exercise or cashless exercise by the stockholder of outstanding equity awards pursuant to our Global Equity Incentive Plan; and (H) the establishment of a trading plan that complies with Rule 10b5-1 under the Exchange Act, provided that (a) the restrictions shall apply in full force to sales or other dispositions pursuant to such Rule 10b5-1 plan during the lock-up period and (b) no public announcement or disclosure of entry into such Rule 10b5-1 plan is made or required to be made, including any filing with the SEC under Section 13 or Section 16 of the Exchange Act, other than general disclosure in our periodic reports to the effect that our directors and officers may enter into such Rule 10b5-1 plans from time to time; provided, however, that (1) the transferee agrees in writing with the representative to be bound by the terms of the lock-up agreement, (2) any such transfer shall not involve a disposition for value, and (3) no filing by any party under Section 16(a) of the Exchange Act shall be required or made voluntarily in connection with such transfer, provided that pursuant to clause (A), to the extent the lock-up signatory is required to file a report under Section 13 or 16 of the Exchange Act, the lock-up signatory shall be permitted to proceed with such transaction irrespective of such filing requirement and file such report, provided the report clearly indicates in the footnotes or otherwise in the text disclosure thereto the nature of the transfer and no other public announcement shall be required or shall be made voluntarily in connection with such transfer. In addition, it shall be permissible for the lock-up signatory, without exercising any investment discretion and in accordance with our insider trading policy, to sell through our transfer agent within the lock-up period, shares of common stock to satisfy any tax withholding obligation of the lock-up signatory, but only to the extent required with respect to the vesting of restricted shares of our common stock which are outstanding as of the date of this prospectus supplement, and within the lock-up period, shares of common stock to satisfy any tax obligation of the lock-up signatory, but only to the extent required with respect to the vesting of stock options of our common stock which are outstanding as of the date of this prospectus supplement, and that are each subject to a taxable event upon vesting during the lock-up period, in compliance with Section 16 of the Exchange Act; provided that if the lock-up signatory reports any such transfer on a Form 4 filed with the SEC pursuant to Section 16 of the Exchange Act, the lock-up signatory shall cause such Form 4 to include a statement that such transfer was effected to satisfy the tax withholding obligation of the lock-up signatory in connection with the vesting referred to herein.

S-20

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

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Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters, selling group members (if any) or their affiliates. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Notice to Investors

European Economic Area

In relation to each member state of the EEA, each, a Relevant State, no shares which are the subject of the offering contemplated by this prospectus supplement have been offered or will be offered pursuant to such offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which are the subject of the offering contemplated herein which has been approved by the competent authority in such Relevant State or, where appropriate, approved by the competent authority of another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that such shares may be offered to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation, as implemented in that Relevant State:

(a)	to any qualified investor as defined under Article 2(e) of the EU Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2(e) of the EU Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of shares referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospect Regulation, to supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation or to file an Annex IX document with the competent authority of that Relevant State and make such document available to the public pursuant to Article 1(4) of the EU Prospectus Regulation.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for the Company or any of the underwriters to produce or supplement a prospectus for such offer or to file an Annex IX document with the relevant competent authority and make such document available to the public. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus supplement.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to the shares in any Relevant State means a communication to persons in any form and by any means, presenting sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, as the same may be varied in that Relevant State by any measure implementing the Prospectus Regulation in that Relevant State; and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

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Each person in a Relevant State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated herein will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a “qualified investor” within the meaning of Article 2(e) of the EU Prospectus Regulation or the law in that Relevant State implementing such provision (unless otherwise expressly disclosed to us and/or the relevant underwriter in writing); and

(b)	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 5(1) of the EU Prospectus Regulation, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than “qualified investors” (within the meaning of the law in that Relevant State implementing Article 2(e) of the EU Prospectus Regulation or the law in that Relevant State implementing such provision), or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the EU Prospectus Regulation as having been made to such persons.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares have not been and will not be offered or sold in Hong Kong by means of any document other than to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (C(WUMP)O) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the shares has been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Future Ordinance and any rules made thereunder.

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Israel

In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Singapore

Singapore Food Agency, or SFA, Product Classification - In connection with Section 309B of the SFA and the Capital Markets Products, or CMP, Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore, or MAS, Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products). Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or

(c)	securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 201.

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Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the shares.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of the shares. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or SEC, Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

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Legal matters

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Alston & Bird LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

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Experts

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

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Where you can find more information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.nuvectis.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “NVCT”.

S-28

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus supplement and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026;

(b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026;

(c) Our Current Reports on Form 8-K filed with the SEC on June 12, 2026, June 23, 2026, and June 29, 2026; and

(d) Description of our common stock contained in Exhibit 4.6, which is contained in our Annual Report on Form 10-K filed with the SEC on February 11, 2026.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or in any other subsequently filed document which is also incorporated in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 1 Bridge Plaza, Suite 275, Fort Lee, NJ 07024, Attn: Michael Carson, or by calling (201) 614-3150.

We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

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PROSPECTUS

$150,000,000

Nuvectis Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants;

•	debt securities; and

•	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may, from time to time, offer these securities in amounts, at prices, and on terms determined at the time of offering. We may sell these securities directly to you through agents, underwriters, or dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock is traded on the Nasdaq Capital Market under the symbol “NVCT.” On February 11, 2026, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $8.78 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the SEC and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  February 20, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer and sell any combination of the securities described in this prospectus, from time to time, in one or more offerings. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

When we refer to “Nuvectis,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Nuvectis Pharma, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus, the accompanying base prospectus and the documents incorporated by reference may appear without the ® or TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

i

NUVECTIS PHARMA, INC.

Overview

We are a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. We seek to develop drug candidates in the precision medicine space, and our processes for selection and clinical development of drug candidates are based on scientific insights into cancer-promoting factors, as well as our understanding of the clinical landscape and regulatory requirements.

Products Under Development

NXP900

In August 2021, we licensed worldwide commercial rights to NXP900 from the University of Edinburgh in Scotland. NXP900 is a targeted-therapy, small molecule drug candidate that inhibits the proto-oncogene c-Src (“SRC”) and YES1 kinases, the key members of the SRC kinase family. In May 2023, we announced the Investigational New Drug (“IND”) application was cleared by the U.S. Food and Drug Administration (“FDA”) which included a Phase 1 protocol and comprised of two parts: a dose-escalation Phase 1a and an expansion Phase 1b. In July 2025, we announced the completion of our Phase 1a clinical trial in which we evaluated the safety, tolerability and pharmacokinetic properties of NXP900 in patients with advanced solid tumors to identify potential doses and dosing schedules for the Phase 1b. In this Phase 1a portion of the study, a dose range of 20 to 300 mg/day was evaluated and the dose-limiting toxicity level was not reached in that dose range. The most common treatment emergent adverse events were primarily gastrointestinal-related and were mild to moderate in intensity. Systemic exposure to NXP900 increased with increased doses and a robust pharmacodynamic response (approximately 90% inhibition of SRC kinase phosphorylation) was elicited at doses of 150 mg/day and above, suggesting a potentially wide therapeutic window. The results of the Phase 1a study support once-daily oral dosing of NXP900. In August 2025, we announced the initiation of Phase 1b expansion portion of the study. The ongoing Phase 1b study will evaluate the safety, tolerability and preliminary efficacy of NXP900 both as a single agent targeting specific tumor types and in combination with market-leading epidermal growth factor receptor (“EGFR”) and Anaplastic lymphoma kinase (“ALK”) inhibitors.

In July 2025, in advance of exploring combinations of NXP900 with EGFR and ALK inhibitors, we announced the completion and topline results from our clinical drug-drug interaction (“DDI”) study in healthy volunteers. The NXP900 DDI study was conducted to evaluate the potential of NXP900 to induce the activity of Cytochrome P450 enzymes CYP3A, which showed that NXP900’s effect on the enzyme Cytochrome P450 3A is classified as a weak inhibitor according to the International Council for Harmonization M12 guidelines. There were no serious or severe adverse events reported in the DDI study. Diarrhea and non-infection related increases in white blood cell counts were the most common adverse events reported, all mild to moderate in intensity.

Scientific Background

SRC is aberrantly activated in many cancer types, including solid tumor cancers such as breast, colon, prostate, pancreatic and ovarian cancers, while remaining predominantly inactive in non-cancerous cells. Increased SRC activity is generally associated with late-stage cancers with metastatic potential and resistance to therapies, and it correlates with poor clinical prognosis. To date, no kinase inhibitor has been approved for the treatment of SRC-active solid tumor malignancies.

YES1 is a nonreceptor tyrosine kinase that belongs to the SRC family of kinases and controls multiple cancer signaling pathways. YES1 is amplified and overexpressed in many tumor types, where it promotes cell proliferation, survival, and invasiveness. In addition, YES1 directly phosphorylates and activates the yes-associated protein 1, the main effector of the Hippo pathway, which has been identified as a promoter of drug resistance, cancer progression, and metastasis in several cancer types, including squamous cell, mesothelioma and papillary kidney cancers.

NXP900’s Novel Mechanism of Action

SRC pathway activation is regulated by a switch between inactive and active conformations. The inactive conformation of SRC family kinases is associated with the lack of membrane binding, the lack of phosphorylation of the activation loop, and is characterized by a “closed conformation.” The active “open” conformation allows for the binding of SRC to signaling partners and enables full activation of the pathway via SRC’s kinase catalytic activity and the scaffolding property.

NXP900 is a targeted-therapy that inhibits the SRC and YES1 kinases. Unlike the approved and clinical-stage kinase inhibitors that inhibit only the catalytic (enzymatic) activity of SRC, NXP900 induces and locks SRC in its native inactive conformation, therefore inhibiting both the catalytic and scaffolding functions of the kinase, thus preventing phosphorylation and complex formation with its primary partners. NXP900 is also highly selective, a property typically associated with an improved therapeutic window.

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In vivo treatment with NXP900 inhibited primary and metastatic tumor growth in xenograft models of breast, esophageal, head and neck cancers and medulloblastoma, and demonstrated on-target pharmacodynamic effects. Moreover, publications in scientific literature have outlined opportunities to potentially reverse resistance to osimertinib (active ingredient of Tagrisso®) in non-small cell lung cancer and enzalutamide (active ingredient of Xtandi®) in metastatic, castration resistant prostate cancer, in combination with these agents, further validating the potential importance of NXP900’s key targets, YES1 and SRC kinases, in these disease settings.

Gene amplification of the site containing the YES1 gene has been reported in clinical samples in several tumors including lung, head and neck, bladder and esophageal cancers. YES1-dependent oncogenic transformation has also been reported, suggesting that YES1 may play a key role in these solid tumors. The transforming ability of YES1 has been demonstrated via several experimental methods, for example down-regulating YES1 by short hairpin RNA (shRNA) significantly inhibited cell growth in several malignancies, including colon carcinoma, rhabdomyosarcoma, and basal-like breast cancer suggesting YES1 may play a key role in these solid tumors. Furthermore, it has been found that YES1 gene amplification is a mechanism of resistance to EGFR, ALK, and human epidermal growth factor receptor 2 inhibitors.

There are no FDA-approved selective YES1 inhibitors. We plan to conduct additional in vivo studies to better understand the effects of YES1 inhibition in solid tumors driven by YES1 overexpression or gene amplification.

Company Information

We were incorporated in July 2020 under the laws of the State of Delaware under the name Centry Pharma, Inc., and changed our name to Nuvectis Pharma, Inc. in July 2021. Our principal executive office is located at 1 Bridge Plaza, 2nd Floor, Fort Lee, NJ 07024, and our telephone number is (201) 614-3150.

Our website address is www.nuvectis.com. We are not including the information on our website as a part of, nor incorporating it by reference into, this prospectus.

THE OFFERING

Use of Proceeds	We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

Nasdaq Capital Market Symbol	“NVCT.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “would,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our history of net operating losses and uncertainty regarding our ability to obtain capital and achieve profitability, our ability to develop and commercialize our product candidates, our ability to advance our development programs, enroll our trials, and achieve clinical endpoints, our ability to use or expand our technology to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates and comply with ongoing regulatory requirements, our ability to successfully operate in a competitive industry and gain market acceptance by physician, provider, patient, and payor communities, our reliance on third parties, unstable economic or market conditions, and our ability to obtain and adequately protect intellectual property rights for our product candidates.

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By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using an annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.nuvectis.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “NVCT”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026; and
(b)	Description of our common stock, which is contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 1 Bridge Plaza, Suite 275, Fort Lee, NJ 07024, Attn: Ron Bentsur, or by calling (201) 614-3150.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), and our amended and restated bylaws (“bylaws”). The following summaries may not be complete and are subject to, and qualified by reference to, the terms and provisions of our certificate of incorporation and our bylaws. You should refer to, and read this summary together with, our certificate of incorporation, and our bylaws to review all of the terms of that may be important to you.

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Common Stock

We are authorized to issue a total of 60,000,000 shares of common stock, par value $0.00001 per share. As of February 11, 2026, we had 26,491,702 actual shares of our common stock issued and outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “NVCT” and has been publicly traded since February 4, 2022. Prior to that time, there was no public market for our common stock.

Holders

The number of record holders of our 26,491,702 shares of outstanding common stock as of February 11, 2026 was 7. This number does not include beneficial owners whose shares are held by nominees in street name.

Dividends

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the sole discretion of our board of directors.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors in its sole discretion, subject to any preferential dividend rights or other rights of outstanding preferred stock, if any.

Liquidation and Dissolution

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

We currently do not have any shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock. Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

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No written consent of stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to certificate of incorporation and bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by two-thirds of the outstanding shares entitled to vote on the amendment and two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least a majority of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of two-thirds of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our certificate of incorporation provides for 5,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware anti-takeover statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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•	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of either the aggregate market value of all (i) the assets of the corporation or (ii) the outstanding capital stock of the corporation, involving the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of forum

Our bylaws provide that the Court of Chancery of the State of Delaware will be the exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty by one or more of our directors, officers or employees, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (the “Delaware Forum Provision”); provided, however, that this forum provision will not apply to any causes of action arising under the Exchange Act or the Securities Act which, unless we consent in writing to the selection of an alternative forum, are required to be brought exclusively in federal district courts of the United States of America in accordance with our certificate of incorporation. In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “NVCT”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

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•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon the exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the form of consideration that may be used to exercise the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right will expire;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the terms of any mandatory or option call provisions;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities, in one or more series, which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

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•	whether the debt securities will be senior, subordinated or junior subordinated;

•	any limit on the amount that may be issued;

•	applicable subordination provisions, if any;

•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

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•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions of the governing unit agreement that differ from those described herein; and

•	any material provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	in short or long transactions;

•	directly to one or more purchasers;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

•	through at-the-market issuances;

•	in privately negotiated transactions; or

•	through a combination of any of these methods of sale.

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Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including the following, as applicable:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them;

•	the purchase price of the securities being offered and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us; and

•	any security exchanges on which the securities may be listed.

The purchase price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum compensation to be received by a FINRA member or independent broker-dealer may not exceed 8% of the offering proceeds. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

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We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Shares of Common stock

Prospectus supplement

Sole Bookrunner

Cantor

, 2026